UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

NIGHTINGALE, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-044988-8
(State of incorporation)	(IRS Employer
Identification No.)

33-23429-D

(Commission File Number)

1661 Lakeview Circle, Ogden, UT 84403

(Address of registrant’s principal executive office)

(801) 399-3632

(Registrant’s telephone number)

2232 Eastwood Boulevard, Ogden, UT 84403

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instructions A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement.

Background

Nightingale, Inc., a Utah corporation has been inactive for most of the past ten years.  Our business plan is to acquire one or more other companies that are either currently operating or that have business plans or intellectual properties that might result in long-term growth. We are required to file reports with the Securities and Exchange Commission under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but we are not a reporting company under Section 12(g) of the Exchange Act and we are not currently subject to the Proxy Rules.  We are not current in our reports under the Exchange Act but are working on bringing our reports (Form 10-K’s and Form 10-Q’s) current as soon as practical.

We have entered into discussions to acquire a privately-held company in a reverse-merger type of transaction.  We have not entered into any definitive agreement relating to any potential transaction nor have we entered into any letter of intent or similar document relating to any potential transaction and there can be no assurance we will do so.

There is no trading market in our common stock and there can be no assurance there will be a trading market in the future.  If we are able to complete an acquisition, of which there can be no assurance, we anticipate that we will thereafter attempt to have a market in our common stock commenced.

In order to position the Company to be able to engage in a business acquisition, the Company believes it will be required to convert some or all of its existing debt to equity and raise additional capital, of which there can be no assurance.  We intend to seek the conversion of some or all of currently outstanding debt on terms and conditions agreed to by the Company and the debt holders.  There can be no assurance we will be able to convert any significant portion of our debt.

Agreement and Plan of Merger

On April 29, 2014, Nightingale, Inc., a Utah corporation (the “Utah Corporation”) and Nightingale, Inc., a Delaware corporation and the wholly-owned subsidiary of the Utah corporation (the “Delaware Corporation”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which the Utah Corporation would merge with and into the Delaware Corporation for the sole purpose of changing the Utah Corporation’s state of domicile from the State of Utah to the State of Delaware.  The Merger Agreement, and the change of domicile through a reincorporation merger, was approved by the Board of Directors and shareholders of the Utah Corporation and the Board of Directors of the Delaware Corporation. The Utah Corporation was the sole stockholder of the Delaware Corporation prior to the reincorporation merger.

Articles of Merger relating to the reincorporation merger were filed with the Division of Corporations and Commercial Code, Department of Commerce, State of Utah on June 16, 2014. A Certificate of Ownership and Merger (with the Agreement and Plan of Merger attached thereto) relating to the reincorporation merger were filed with the Secretary of State of the State of Delaware on June 16, 2014. As a result of such filings, the reincorporation merger and change of domicile was effective June 16, 2014 (the “Effective Date”). For purposes of this Form 8-K, the term “Company” means the Utah Corporation prior to the Effective Date and the Delaware Corporation after the Effective Date of the reincorporation merger.

The Delaware Corporation is deemed to be the successor issuer of the Utah Corporation. A copy of the Merger Agreement is attached hereto as part of Exhibit 2.3 attached hereto.

The merger of the Utah Corporation into the Delaware Corporation did not result in any change in the name, business, management, fiscal year, accounting, assets or liabilities of the Utah Corporation. The Company has changed the location of its principal executive office to 1661 Lakeview Circle, Ogden, UT 84403.

Stockholders are not required to exchange Company shares in connection with the reincorporation.

As of the Effective Date of the reincorporation merger, the rights of the Company’s stockholders began to be governed by the Delaware General Corporation Law, the Delaware Corporation Certificate of Incorporation (attached hereto as Exhibit 3.1) and the Bylaws of the Delaware Corporation (attached hereto as Exhibit 3.2).

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the reincorporation merger described in Item 1.01, the rights of the Company’s stockholders began to be governed by the Delaware General Corporation Law, the Delaware Corporation’s Certificate of Incorporation and the Bylaws of the Delaware Corporation.  For every share owned in the Utah Corporation, a Stockholder now owns one share in the Delaware Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company and its stockholders are now governed by the Delaware Corporation’s Certificate of Incorporation and the Bylaws of the Delaware Corporation.

Item 5.07     Submission of Matters to a Vote of Securities.

The Board of Directors of the Company approved the reincorporation merger, the form of the Delaware Corporation’s Certificate of Incorporation and the form of the Delaware Corporation’s Bylaws.  Section 16-10a-704 of the Utah Revised Business Corporation Act (the “URBCA”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting of shareholders. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible to accomplish the purposes hereafter described, the Company’s Board of Directors elected to seek the written consent of the holders of a majority of our issued and outstanding shares of common stock in lieu of calling a meeting of shareholders in order to reduce the costs and implement the reincorporation merger and the change of domicile proposal in a timely manner.

As of the Record Date (April 25, 2014), there were 3,000,000 shares of common stock issued.  The following consenting shareholders (the “Majority Shareholders”) who collectively have 55.27% of our outstanding shares of common stock, consented in writing to the reincorporation merger and the change of domicile:

Stockholder	Votes	Percentage
Edward C. Gold	10,000	0.33%
George Goldberg	30,000	1.00%
William Grilz	125,000	4.17%
A.O. Headman, Jr.	150,000	5.00%
Michael Hendry	200,000	6.67%
Bonnie Jacobson	60,000	2.00%
Irwin & Fern Jacobson	100,000	3.33%
Nancy Jacobson	100,000	3.33%
Robert Jacobson	100,000	3.33%
Paul Larsen	38,000	1.27%
James F McMahon	20,000	0.67%
Mark Scharmann	625,000	20.83%
Steve Scharmann	100,000	3.33%
Total Votes of Majority Shareholders	1,658,000	55.27%
Total Votes Outstanding	3,000,000	100.00%

On June 5, 2014, the Utah Corporation effected a 1-for-3 reverse stock split reducing the number of shares of common stock issued and outstanding from 3,000,000 to approximately 1,000,000 shares (see Form 8-K filed June 13, 2014).

The Company’s common stock currently does not trade in any market or over the counter. There is currently no symbol for the Company’s common stock.  Currently there is no CUSIP number for the Company’s common stock.

Effective Date

The Effective Date of the reincorporation merger and the change of domicile was June 16, 2014 when a Certificate of Ownership and Merger were filed with the Secretary of State of the State of Delaware and articles of Merger were filed with Division of Corporations and Commercial Code, Department of Commerce, State of Utah.  The Company is now a Delaware corporation.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

2.1

Agreement and Plan of Merger (see attachment to Exhibit 2.3)

2.2

Articles of Merger filed in the State of Utah

2.3

Certificate of Ownership and Merger filed in the State of Delaware

3.1

Delaware Certificate of Incorporation effective May 8, 2014

3.2

Delaware Bylaws Effective  May 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nightingale, Inc.

Date: June 17, 2014	By:	/s/ David Knudson
		Name:	David Knudson
		Title:	Secretary/Treasurer/Director